UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                October 22, 2004
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                          Asbury Automotive Group, Inc.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

             5511                                      01-0609375
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    (Commission File Number)               (IRS Employer Identification No.)

    622 Third Avenue, 37th Floor, New York, NY                 10017
    ------------------------------------------         ---------------------
     (Address of principal executive offices)                (Zip Code)

                                 (212) 885-2500
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              (Registrant's telephone number, including area code)

                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

From May 1, 1998 through July 29, 2003, Ben David McDavid, Sr. ("McDavid Sr."), a member of the Board of Directors of Asbury Automotive Group, Inc. (the "Company"), was employed as the President and CEO of the David McDavid Auto Group, a group of car dealerships owned and operated by Asbury Texas Management L.L.C., which is an indirect, wholly-owned subsidiary of the Company. McDavid Sr.'s sons, Ben David McDavid, Jr. ("McDavid Jr.") and James McDavid ("James," together with McDavid Sr. and McDavid Jr. being collectively referred to as the "Executives") were also employees of the David McDavid Auto Group during that time. The Executives left their employment with Asbury Texas Management L.L.C. and the David McDavid Auto Group as of July 30, 2003 to pursue other interests.

In connection with the resignation of the Executives as employees of the David McDavid Auto Group, on October 15, 2004, the Company executed a Separation Agreement with the Executives, and the parties executed a mutual release of claims. The Separation Agreement became effective as of October 22, 2004, upon the expiration of a seven-day revocation period. Pursuant to the terms of the Separation Agreement, the Company is required to make a lump sum severance payment to the Executives in the aggregate amount of $1.5 million, less applicable withholdings and taxes, as follows: $200,000 to McDavid Sr., $650,000 to McDavid Jr. and $650,000 to James. Each of the severance payments is payable promptly upon the Company's receipt of an executed general release from each of the Executives and the expiration of the seven-day revocation period following such execution. In addition, the Company is required to make cash payments, less applicable withholdings and taxes, in the amounts of $75,000 to McDavid Sr., $100,000 to McDavid Jr. and $100,000 to James, upon the return of all demonstrator vehicles owned by the David McDavid Auto Group that were in the possession or control of the Executives from and after July 30, 2003.

The description of the terms of the Company's agreement with the Executives is qualified in its entirety by reference to the Separation Agreement, which is filed with this current report as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 25, 2004, Ben David McDavid, Sr., who has been a member of the Company's Board of Directors since February 2002, announced his resignation from the Board. Mr. McDavid, Sr.'s resignation was not related to a disagreement with the Company on any matter related to the Company's operations, policies or practices. Instead, as Mr. McDavid, Sr.'s employment relationship with the Company has come to an end with the finalization of the Separation Agreement described above in Item 1.01, Mr. McDavid, Sr. has decided to conclude his entire working relationship with the Company to pursue other interests.

Item 9.01  Financial Statements and Exhibits.

         (c) Exhibits.

             Exhibit No.    Description

                10.1 Separation Agreement, dated as of October 15, 2004, by and among Asbury Automotive Group, Inc., Ben David McDavid, Sr., Ben David McDavid, Jr. and James McDavid.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ASBURY AUTOMOTIVE GROUP, INC.



Date: October 26, 2004          By:  /s/ Kenneth B. Gilman
                                      ----------------------------------------
                                Name:  Kenneth B. Gilman
                                Title:    President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.    Description

10.1 Separation Agreement, dated as of October 15, 2004, by and among Asbury Automotive Group, Inc., Ben David McDavid, Sr., Ben David McDavid, Jr. and James McDavid.